UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 30, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

34 King St. E., Suite 1010 Toronto, ON M5C 2X8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on January 26, 2015, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of that certain statement of work (the "SOW") between the Company and Black Swan Diagnostics, Inc. ("Black Swan"), pursuant to which the Company engaged Black Swan to provide certain project consulting and implementation services (the "Consulting Services"). The Consulting Services to be provided by Black Swan shall include, but are not limited to, the following: (i) completion of custom-tailor products and services for the Stealth Trader Analytics division of the Company; (ii) implementation of risk management policies and procedures and a manual to mitigate trading risks and securities regulatory risk exposure for proprietary traders using the Stealth Trader Analytics; (iii) assistance with the Stealth Trader Analytics reseller program concerning pricing, distribution channels, partnerships, commissions or payouts and oversight of proper training and development of the Stealth Analytics platform; (iv) initiation of a public relations campaign to create brand awareness and positioning of the Stealth Trader Analytics; (v) assistance with the Company's website including analysis concerning image, rebranding and video overhaul; and (vi) assistance with corporate presentations regarding capital raising, marketing and branding via private placements, trader recruitment, press releases, capital restructuring and investor related information. The Consulting Services shall be provided by Black Swan to the Company in three separate phases. Phase I will focus on the initiation and implementation of the Stealth Trader Analytics reseller program. Phase II will focus on the recruitment and training of qualified and competent traders who will learn the Stealth Trader Analytics systems from internal training and development resources provided by the Company. Phase III will focus on preparation and completion of the risk management policies and procedures manual designed to mitigate trading risk for proprietary traders retained by the Company using the Stealth Trader Analytics system. Black Swan will provide the Company with a weekly report summarizing the work completed during such phases, the status of work then in process, the status of any known problems or outstanding issues and the status of open change requests, in any.

The further terms and provisions of the SOW provide that the Company shall pay an approximate aggregate fee of $30,000 to Black Swan as consideration for the Consulting Services as follows: (i) $10,000 upon execution of the SOW on January 26, 2015, to be paid on January 30, 2015; (ii) $10,000 in the second tranche due on March 6, 2015; and (iii) $10,000 in the third tranche due on May 1, 2015.

In the event of an alleged breach by either party, each party shall notify the other in writing of the other's alleged violation of a material provisions and each party shall have thirty calendar days from the date of receipt of such notice to affect a cure (the "Cure Period"). If the recipient of such notice fails to affect such cure with the Cure Period, then the other party shall have the option of sending a written notice of termination, which notice shall take effect upon receipt.

The foregoing description of the SOW is not complete and is qualified entirely by reference to the full text of the SOW, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Statement of Work dated January 30, 2015 between Epcylon Technologies, Inc. and Black Swan Diagnostics Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: February 4, 2015	/s/ Kyle Appleby
Name: Kyle Appleby
Title: CFO